Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of GenoMed, Inc. ("the Company") on Form
10-KSB for the period ended December 31, 2003 filed with the Securities and
Exchange Commission on the date hereof ("the Report"), I, Dr. David Moskowitz,
Chief Financial Officer, Principal Accounting Officer, Chief Executive Officer
and President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     (1)  the Report fully complies with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dr. David Moskowitz
Dr. David Moskowitz
President/Chief Executive Officer/Chairman of the Board/Chief
Financial Officer/Chief Accounting Officer

Dated: April 20, 2004